UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2008 (September 2, 2008)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Charles A. Rowland, Jr. resigned as Executive Vice President, Chief Financial Officer & Treasurer of the Company effective September 2, 2008. In connection with Mr. Rowland’s resignation, the Company and Mr. Rowland entered into a separation agreement that provides Mr. Rowland with the payments and benefits which he would have been entitled to receive under his existing employment agreement had he been terminated by the Company as well as the accelerated vesting of 43,632 stock options originally granted on December 6, 2006. Mr. Rowland also received, pursuant to the terms of an existing stock option award agreement, accelerated vesting of 75,000 stock options originally granted on January 25, 2008. An additional 92,498 stock options and 6,699 restricted stock units (representing 6,699 shares of common stock) were unvested on September 2, 2008 and lapsed in accordance with their terms. The separation agreement also includes a mutual release of claims, covenants providing for non-disparagement and Mr. Rowland’s continuing assistance with respect to investigations and litigation.

The foregoing summary of the separation agreement with Mr. Rowland does not purport to be complete and is qualified in its entirety by reference to the separation agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The press release issued by the Company on September 2, 2008 is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Separation Agreement dated as of September 8, 2008, between Endo Pharmaceuticals Holdings Inc. and Charles A. Rowland, Jr.

99.1	Press Release dated September 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: September 8, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Separation Agreement dated as of September 8, 2008, between Endo Pharmaceuticals Holdings Inc. and Charles A. Rowland, Jr.

99.1	Press Release dated September 2, 2008